Exhibit 99.1

District Court Enters Judgment and Affirms $39.5M Jury Award Against Blue Coat Systems

Rules on Non-Jury Issues in Finjan’s Favor

E. PALO ALTO, CA -- (Marketwired) – 11/23/15 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced today that in Finjan, Inc. v. Blue Coat Systems Inc. (5:13-cv-03999-BLF), the Honorable Beth Labson Freeman entered her Order Regarding Non-Jury Legal Issues, and Judgment against Blue Coat Systems affirming the earlier Jury Verdict and Award, all of which is in favor of Finjan.

“The significance of the Court’s sound rulings regarding our patented technologies should resonate within our industry,” said Julie Mar-Spinola, Finjan’s CIPO, and VP, Legal. “The industry should take notice of the findings, which we believe, firmly establishes our inventions, as legitimate, patentable, and, therefore, enforceable.”

“Finjan has a comprehensive portfolio of patented technologies that are being used throughout the industry today. It was no surprise with the increasing enablement of security through cloud provisioned systems – as Blue Coat relies upon – that the focus of this case would be around the ‘844 Patent, as the jury awarded Finjan $24M in damages for infringement of this patent alone,” said Finjan’s CEO, Phil Hartstein.

The parties have about 28 days to file post-judgment motions with the District Court, and can file notices of appeal to the Court of Appeals for the Federal Circuit about 30 days after the District Court rules.

“Absent unforeseeable events, based on the trial record and the Court’s rulings, we remain confident that the merits of our claims against Blue Coat will be sustained on appeal,” stated Ms. Mar-Spinola.

Finjan has also filed a second patent infringement lawsuit against Blue Coat Systems, Inc. (Blue Coat), alleging infringement of seven Finjan patents relating to new infringing Blue Coat products and services. The Complaint (5:15-cv-03295, Docket No. 1), filed July 15, 2015, in the U.S. District Court for the Northern District of California, alleges that Blue Coat's new products and services infringe seven Finjan patents. In particular, Finjan is asserting infringement of U.S. Patent Nos. 6,154,844; 6,965,968; 7,418,731; 8,079,086; 8,225,408; 8,566,580; 8,677,494; four of which are being asserted against Blue Coat for the first time. This matter has also been assigned to Judge Freeman.

Finjan has filed patent infringement lawsuits against FireEye, Proofpoint, Sophos, Symantec, and Palo Alto Networks relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release, and Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Vanessa Winter | Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245 | investors@finjan.com